Exhibit 4

                                OGE ENERGY CORP.
                           DEFERRED COMPENSATION PLAN
                           --------------------------


I.   PURPOSE AND EFFECTIVE DATE

     1.1.      Purpose. The OGE Energy Corp. Deferred Compensation Plan has been
               -------
               established by OGE Energy Corp. to attract and retain key management employees by providing a tax-deferred capital accumulation vehicle and to supplement such employees' 401(k) contributions, thereby encouraging savings for retirement.

     1.2.      Effective  Date. The Plan shall be effective  January 1, 2000 and
               ---------------
               shall  remain  in  effect  until  terminated  in  accordance with
               Article 10.

     1.3.      Continuation  of  Prior  Plan.  The  Plan  is  intended  to be an
               -----------------------------
               amendment, restatement and continuation of the OGE Energy Corp. Restoration of Retirement Savings Plan (the "Supplemental RSP").


II.  DEFINITIONS

     When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

     2.1. "Account" means the record keeping account established for each Participant in the Plan for purposes of accounting for the amount of Base Salary and Bonus deferred under Article 4 and Matching and Discretionary Credits, if any, to be credited under Article 5, adjusted periodically to reflect assumed investment return on such deferrals and credits in accordance with Article 6.

     2.2.      "Administrator"  means the Financial  Programs  Committee or such
               other   individual  or  committee   appointed  by  the  Board  to
               administer the Plan in accordance with Article 9.

     2.3. "Affiliate" means (i) any corporation, partnership, joint venture, trust, association or other business enterprise which is a member of the same controlled group of corporations, trades or businesses as the Company within the meaning of Code Section 414, and (ii) any other entity that is designated as an Affiliate by the Board.

     2.4. "Base Salary" means a Participant's base salary as shown in the personnel records of the Company.


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


     2.5. "Beneficiary" means the person or entity designated by the Participant to receive the Participant's Plan benefits in the event of the Participant's death. If the Participant does not designate a Beneficiary, or if the Participant's designated Beneficiary predeceases the Participant, the Participant's estate shall be the Beneficiary under the Plan.

     2.6.      "Board" means the Board of Directors of the Company.

     2.7. "Bonus" means the annual bonus payable to a Participant under the OGE Energy Corp. Annual Incentive Compensation Plan, and any other bonus which the Administrator, in its sole discretion, determines is eligible for deferral under the Plan.

     2.8. "Change in Control" means the happening of any of the following events:

               (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) (a "Person")of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding however the following: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored by or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
                    (iii) of this Section 2.8;

               (b) a change in the composition of the Board such that the individuals who as of January 1, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.8, that any individual who becomes a member of the Board subsequent to January 1, 2000, whose election or nomination for election by the Company's shareowners was approved by a vote of at least a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or


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


               (c) consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the
                    Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or

               (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     2.9.      "Code" means the Internal Revenue Code of 1986, as amended.

     2.10.     "Company" means OGE Energy Corp. and any successor thereto.

     2.11. "Deferral Election" means the election made by an Eligible Employee to defer Base Salary and/or Bonus in accordance with
               Article 4.

     2.12. "Disability" shall have the same meaning as permanent disability under the RSP. A Participant who has ceased active employment with the Company and its Affiliates because of Disability will be treated as having terminated employment for purposes of the Plan.


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


     2.13.     "Discretionary   Credit"   means   an   amount   credited   to  a
               Participant's Account, as determined by the Company in its sole discretion.

     2.14. "Election Period" means the period specified by the Administrator during which a Deferral Election may be made with respect to Base Salary or Bonus payable for a Plan Year.

     2.15. "Eligible Employee" means, with respect to any Plan Year, unless determined otherwise by the Board, an employee of the Company or an Affiliate whose projected compensation (within the meaning of the RSP) for the preceding Plan Year is at least $100,000.

     2.16. "Matching Credit" means the amount credited to a Participant's Account pursuant to Section 5.1.

     2.17. "Participant" means an Eligible Employee who has elected to defer Base Salary and/or Bonus under the Plan or who has been credited with a Discretionary Award.

     2.18. "Plan" means the OGE Energy Corp. Deferred Compensation Plan, as amended from time to time.

     2.19.     "Plan Year" means the calendar year.

     2.20. "Retirement" means termination of employment with the Company or its Affiliates as defined by the OGE Energy Corp. Employees' Retirement Plan.

     2.21. "RSP" means the OGE Energy Corp. Employee Stock Ownership and Retirement Savings Plan, as amended from time to time.

     2.22.     "Supplemental  RSP"  has the  meaning  ascribed  to such  term in
               Section 1.3.

     2.23. "Valuation Date" means a date on which a Participant's Account is valued, which shall be the last business day of each calendar month, and such other dates as may be specified by the Administrator.


III. PARTICIPATION

     An Eligible Employee shall become a Participant in the Plan by filing a Deferral Election with the Administrator in accordance with Article 4. An Eligible Employee who is not otherwise a Participant in the Plan shall become a Participant in the Plan on the date he or she is credited with a Discretionary Credit. If the Administrator determines that participation by one or more Participants shall cause the Plan to be subject to Part 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, the entire interest of such Participant or Participants under the Plan shall be paid immediately to such Participant or Participants or shall otherwise be segregated from the Plan in the discretion of the Administrator, and such Participant or Participants shall cease to have any interest under the Plan.


IV.  DEFERRAL OF COMPENSATION

     4.1.      Deferral of Base Salary.  An Eligible Employee may elect to defer
               -----------------------
               up to 70% of his or her Base Salary for a Plan Year by filing a Deferral Election in accordance with Section 4.3.

     4.2.      Deferral of Bonus. An Eligible  Employee may elect to defer up to
               -----------------
               100%  of  his  or  her   Bonus   for  a  Plan   Year  by   filing
               a Deferral Election in accordance with Section
               4.3.

     4.3.      Deferral Elections. A Participant's Deferral Election shall be in
               ------------------
               writing, and shall be filed with the Administrator at such time and in such manner as the Administrator shall provide, subject to the following:

               (a)  Except as  provided  in  subsection  (d)  below,  a Deferral
                    Election shall be made during the election period established by the Administrator which, in the case of Base Salary, shall end no later than the day preceding the first day of the Plan Year in which such Base Salary would otherwise be payable and, in the case of Bonus, shall end no later than the last day of the Plan Year preceding the Plan Year to which such Bonus relates.

               (b) Deferral Elections may be expressed as a percentage or fixed dollar amount of Base Salary or Bonus, within the limits provided under the Plan.

               (c) The minimum annual deferral under the Plan shall be $2,500 and any Deferral Election which would provide a lesser deferral for a Plan Year shall be disregarded for such Plan Year.

               Once  made,  a  Deferral  Election  shall  remain in  effect  for
               subsequent   Plan  Years   unless   changed  or  revoked  by  the
               Participant in accordance with rules established by the Administrator. Any such modification or revocation shall be effective for the Plan Year following the Plan Year in which it is made; provided that such revocation shall become effective as soon as practicable in the event it is made because of the Participant's Disability or if the Administrator, in its sole discretion, determines that the Participant has suffered a severe financial hardship or a bona fide administrative mistake was made. If a Deferral Election is revoked in accordance with the preceding sentence, the Participant may not make a new Deferral Election until the election period established by the Administrator for making deferrals for the next Plan Year.


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


     4.4.      Crediting  of Deferral  Elections.  The amount of Base Salary and
               ---------------------------------
               Bonus that a Participant elects to defer under the Plan shall be credited by the Company to the Participant's Account as of the first day of the month in which the Base Salary or Bonus would have been payable absent the Deferral Election.


V.   EMPLOYER CREDITS

     5.1. Matching Credits. A Participant who has made a Deferral Election for a Plan Year shall be credited with a "Matching Credit" equal to the excess of (i) the matching contribution that would have been made under the RSP for such Plan Year if the first 6% of the Participant's total compensation deferred under this Plan and the RSP were treated as Tax-Deferred Contributions under the RSP, without regard to any limitations on such matching contributions contained in the RSP due to the application of Sections
               401(a)(17),  401(k)(3),  401(m),  402(g) or 415 of the Code, over
               (ii) the maximum amount of matching contributions the Participant is eligible to receive under the RSP (determined taking into account the provisions of the RSP). Such Matching Credit shall be credited to the Participant's Account at the same time that the underlying Base Salary or Bonus deferral is credited to the Participant's Account.

     5.2.      Discretionary  Credits. The Administrator may award a Participant
               ----------------------
               a Discretionary Credit in an amount determined by the Administrator in its sole discretion. Any such Discretionary Credit shall be credited to the Participant's Account at the time determined by the Administrator and shall be subject to such terms and conditions as the Administrator may establish.

     5.3.      Vesting. A Participant's Matching Credits shall vest based on the
               -------
               Participant's years of service (within the meaning of the RSP) under the following schedule:

                                                          Percentage of
     Years of Service                               Matching Credits Vested
     ----------------                               -----------------------

     Less than 3                                                0%
     3 but less than 4                                         30%
     4 but less than 5                                         40%
     5 but less than 6                                         60%
     6 but less than 7                                         80%
     7 or more                                                100%

     A Participant's Discretionary Credit, if any, shall vest in accordance with the terms established by the Administrator at the time it is awarded. Subject to Section 5.4, any portion of a Participant's Account that is not vested upon the Participant's termination of employment with the Company and its Affiliates shall be permanently forfeited.


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


     5.4.      Acceleration of Vesting.  Notwithstanding  the provisions of this
               -----------------------
               Section 5.3, a Participant's Matching Credits and Discretionary Credits, if any, shall become fully vested upon the following events:

               (a)  the Participant's Retirement;

               (b)  the Participant's Disability;

               (c)  A Change in Control; or

               (d)  Termination of the Plan under Article 10.


VI.  PLAN ACCOUNTS

     6.1.      Valuation  of  Accounts.  The  Administrator  shall  establish an
               -----------------------
               Account for each Participant who has filed a Deferral Election to defer Base Salary and/or Bonus or who has been awarded a
               Discretionary Credit. Such Account shall be credited with a Participant's deferrals, Matching Credits and Discretionary Credits as set forth in Sections 4.4, 5.1 and 5.2, respectively. As of each Valuation Date, the Participant's Account shall be adjusted upward or downward to reflect (i) the investment return to be credited as of such Valuation Date pursuant to Section 6.2,
               (ii) the amount of distributions, if any, to be debited as of that Valuation Date under Article 7 or Article 8, and (iii) the amount of forfeitures, if any, to be debited under Sections 5.3 or 7.4.

     6.2.      Crediting  of  Investment  Return.  Subject  to  such  rules  and
               ---------------------------------
               limitations as the Administrator may determine, each Participant shall designate from among the assumed investment alternatives established by the Administrator under Section 6.3, one or more assumed investments in which the amounts credited to his or her Account shall be deemed invested. As of each Valuation Date, a Participant's Account balance shall be adjusted upward or downward for increases and decreases in the fair market value of the investments in which it is deemed invested during the period since the immediately preceding Valuation Date. On or before the first day of each month, a Participant may make a new election with respect to the assumed investments in which his Account shall be deemed invested in the future. Any such election shall be made in the form and at the time specified by the Administrator; provided, however, prior to a Participant's attainment of age 55, Matching Credits shall be deemed to be invested in the assumed investment alternative based on the Company's common stock.

     6.3.      Assumed   Investment   Alternatives.   The  Administrator   shall
               -----------------------------------
               designate  the  assumed  investment  alternatives  that  will  be available from time to time under the Plan for purposes of measuring a Participant's investment return under Section 6.2. Such assumed investment alternatives shall include an assumed investment in Company common stock. The value of deemed investments in Company common stock shall be determined based on the fair market value of a share of Company common stock as reported on the New York Stock Exchange composite tape at the close of business on the last business day of the month preceding the date on which the amount or value of such investment is being determined.

     6.4.      Investment  Alternatives  After  Death.  For  periods  after  the
               --------------------------------------
               Valuation Date coincident with or following a Participant's death, the Participant's Account balance shall be treated as if it were invested in a fixed interest rate account at prevailing short-term interest rates, as determined by the Administrator. Beneficiaries shall not be permitted to make elections with respect to assumed investment alternatives under the Plan.


VII. PAYMENT OF BENEFITS

     7.1.      Distribution  at Specific  Future Date. At the time a Participant
               --------------------------------------
               initially elects to participate in the Plan, the Participant may elect one or more future Valuation Dates on which all or a portion of his or her Account as of such date shall be paid. Any such future date shall be a Valuation Date in a specific future year which is at least two Plan Years after the Plan Year for which the initial Deferral Election is made; provided, however, only one distribution per Plan Year may be elected under this
               Section 7.1; provided, further that, if the Participant elects a distribution at one or more specific future dates and has a termination of employment prior to any such date, distribution shall commence pursuant to Sections 7.2, 7.3, 8.1 or 8.2, as applicable. A distribution election under this Section 7.1 may be revoked or extended to a Valuation Date in a future Plan Year by filing a one-time revocation or extension election with the Administrator at least 12 months prior to the first day of the Plan Year in which such distribution was scheduled to take place.

     7.2.      Distribution  Upon  Retirement  or  Disability.  If a Participant
               ----------------------------------------------
               terminates employment with the Company and Affiliates by reason of Retirement or Disability, distribution of the Participant's Account shall be made or commence as of one of the following dates elected by the Participant in his or her Deferral Election:

               (a) the Valuation Date coincident with or next following the Participant's termination of employment;

               (b) the first Valuation Date in the Plan Year immediately following the Plan Year in which such termination of employment occurs;

               (c)  the  Valuation Date  coincident  with or next  following the
                    first  anniversary  of   the  Participant's  termination  of
                    employment.


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


               Distribution under this Section 7.2 shall be made (i) in a lump sum, (ii) in substantially equal annual installments of up to 15 years, or (iii) in a combination of (i) and (ii), as elected by the Participant. A Participant may change the time and form of his or her distribution election under this Section 7.2 by filing a new election with the Administrator; provided, however, that any election that has not been on file with the Administrator at least 12 months prior to the first day of the Plan Year in which the Participant's termination of employment occurs shall be void and disregarded. Notwithstanding the foregoing, a Participant whose termination of employment occurs by reason of Disability may request that the Administrator distribute the Participant's Account in a lump sum payment following such termination of employment, in which case the Administrator, in its sole discretion, shall determine whether to make payment in a lump sum. If the Participant does not have a valid election on file with the Administrator at the time of Retirement or Disability, the Participant's Account shall be paid in a single sum under paragraph (a) next above.

     7.3.      Distribution   On  Other   Termination   of   Employment.   If  a
               --------------------------------------------------------
               Participant's employment with the Company or Affiliates terminates for any reason other than Retirement, Disability or death, the Participant's Account shall be paid in a lump sum payment as of the Valuation Date coincident with or next following such termination of employment. Notwithstanding the foregoing, the Administrator, in its sole discretion, may elect to distribute the Participant's Account under this Section 7.3 in up to five substantially equal annual payments commencing as of the Valuation Date coincident with or next following the Participant's termination of employment.

     7.4.      Unscheduled Withdrawal. A Participant may request a withdrawal of
               ----------------------
               all or a portion of his or her Account by filing an election with the Administrator specifying the amount of the Account to be withdrawn. Payment of such amount, adjusted by the amount forfeited in subsection (a) below, shall be made as of the first Valuation Date administratively practicable after such request is received, and shall be subject to the following:

               (a) An amount equal to 10% of the withdrawal requested shall be debited to the Participant's Account and permanently forfeited.

               (b)  Any   Deferral   Election  in  effect  at  the  time of such
                    withdrawal shall be void for  periods after such withdrawal.

               (c) The Participant shall not be eligible to file a new Deferral Election until the election period for the Plan Year commencing at least one year after such withdrawal.

     7.5.      Unforeseeable  Emergency.  Prior to the date otherwise  scheduled
               ------------------------
               for payment under the Plan, upon showing an unforeseeable emergency, a Participant may request that the Administrator accelerate payment of all or a portion of his or her

               Account in an amount not exceeding the amount necessary to meet the unforeseeable emergency. For purposes of the Plan, an unforeseeable emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. The determination of an unforeseeable emergency shall be made by the Administrator in its sole discretion, based on such information as the Administrator shall deem to be necessary.

     7.6.      Time and  Form of  Elections.  All  distribution  and  withdrawal
               ----------------------------
               elections under this Article 7 shall be made at the time and in the form established by the Administrator and shall be subject to such other rules and limitations that the Administrator, in its sole discretion, may establish.


VIII. DEATH BENEFITS

     8.1.      Death Prior to  Commencement of Benefits.  If a Participant  dies
               ----------------------------------------
               prior to commencement of payment of his or her Account, the Participant's Beneficiary shall receive a survivor benefit in an amount equal to the sum of:

               (a)  the Participant's Account balance,

                    plus

               (b) the Participant's total Base Salary and Bonus deferrals under the Plan, multiplied by two.

               Such survivor benefit shall be paid in a single lump sum as soon as practicable following the Participant's death.

     8.2.      Death After Commencement of Benefits.  Subject to Section 8.3, if
               ------------------------------------
               a Participant terminates employment due to Retirement or Disability, and dies prior to the time his or her Account balance has been fully distributed, the Participant's Beneficiary shall receive the remaining portion of the Participant's Account at the regularly-scheduled date of payment for any remaining installment payments of the Participant's Account.

     8.3.      Post-Retirement  Survivor  Benefit.  If a Participant  terminates
               ----------------------------------
               employment by reason of Retirement and dies with an Eligible Spouse (defined below), then in addition to the remaining installments payable to the Participant's Beneficiary under
               Section 8.2, if any, the Participant's Eligible Spouse shall be entitled to a "Supplemental Retirement Benefit." The Supplemental Retirement Benefit shall be payable in the form of an annual annuity for the life of the Eligible Spouse. The amount of the annuity shall be the amount that would be payable if 50% of the Participant's Account balance as of the Valuation Date coincident with or next


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


               following the Participant's Retirement had been used to purchase an annual annuity for the life of the spouse, determined using interest and actuarial factors established by the Administrator. For purposes of this Section 8.3, the term "Eligible Spouse" means the person to whom the Participant was married on the date of his or her Retirement.

               If such Participant does not have an Account balance under the Plan at the time of his or her death, payment of the annual
               Supplemental Retirement Benefit shall commence in the month following the Participant's death. If the Participant has an Account balance at the time of death, payment of the annual Supplemental Retirement Benefit shall commence in the month that is 12 months after the month in which the last installment payment of the Participant's Account is made.

     8.4.      Other  Conditions.  Notwithstanding  the foregoing  provisions of
               -----------------
               this Article 8, if the Participant's death occurs within two years of initial Plan participation, and such death occurs by reason of suicide (as reported on the Participant's death certificate or determined by the Administrator in good faith), the Participant's Beneficiary shall receive the Participant's Account balance as of the date of his or her death in full satisfaction of the Company's obligations under the Plan.

     8.5.      Administrator  Discretion  Regarding  Form.  Notwithstanding  the
               ------------------------------------------
               foregoing provisions of this Article 8, a Beneficiary may request that the Administrator approve an alternate form of payment of survivor benefits under this Article 8 which request may be granted in the sole discretion of the Administrator.


IX.  ADMINISTRATION

     9.1.      Authority of  Administrator.  The  Administrator  shall have full
               ---------------------------
               power and authority to carry out the terms of the Plan. The Administrator's interpretation, construction and administration of the Plan, including any adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes. Neither the Company, including its officers, employees or directors, nor the Administrator or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

     9.2.      Participant's Duty to Furnish Information. Each Participant shall
               -----------------------------------------
               furnish to the Administrator such information as it may from time to time request for the purpose of the proper administration of this Plan.

     9.3.      Claims Procedure. If a Participant or Beneficiary ("Claimant") is
               ----------------
               denied all or a portion of an expected benefit under this Plan for any reason, he or she may file a claim with the Administrator. The Administrator shall notify the Claimant within 90 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrator prior to the end of the 90-day period stating that
               special   circumstances   require  an  extension  (of  up  to  90
               additional days) of the time for decision. The notice of the decision shall be in writing, sent by mail to Claimant's last known address, and if a denial of the claim, shall contain the following information: (a) the specific reasons for the denial;
               (b) specific reference to pertinent provisions of the Plan on which the denial is based; and (c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure. A Claimant is entitled to request a review of any denial of his or her claim by the Board. The request for review must be submitted within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board shall render a review decision in writing within 60 days after receipt of a request for a review, provided that, in special circumstances the Board may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the Board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.


X.   AMENDMENT AND TERMINATION

     The Board may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall have a material adverse effect on any Participant's rights under the Plan accrued as of the date of such amendment or termination. Upon termination of the Plan, the Board shall cause a lump-sum payment of all benefits for all Participants at substantially the same time.


XI.  MISCELLANEOUS

     11.1.     No Implied Rights; Rights on Termination of Service.  Neither the
               ---------------------------------------------------
               establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board or the Administrator in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan.

     11.2.     No Employment Rights.  Nothing herein shall constitute a contract
               --------------------
               of employment or of continuing service or in any manner obligate the Company or any Affiliate to continue the services of any Participant, or obligate any Participant to continue in the service of the Company or Affiliates, or as a limitation of the right of the Company or Affiliates to discharge any of their employees, with or without cause.

     11.3.     Unfunded  Plan. No funds shall be segregated or earmarked for any
               --------------
               current or former Participant, Beneficiary or other person under the Plan. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company's general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets). The Company may also choose to use life insurance to assist it in meeting its obligations under the Plan. As a condition of participation in the Plan, each Participant agrees to execute any documents that may be required in connection with obtaining such insurance and to cooperate with any life insurance underwriting requirements; provided, however, that a Participant shall not be required to undergo a medical examination in connection therewith.

     11.4.     Nontransferability.  Prior to payment  thereof,  no benefit under
               ------------------
               the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind, except pursuant to a domestic relations order awarding benefits to an "alternate payee" (within the meaning of Code Section 414(p)(8)) that the Administrator determines satisfies the criteria set forth in paragraphs (1), (2) and (3) of Code Section 414(p) (a "DRO"). Notwithstanding any provision of the Plan to the contrary, the Plan benefits awarded to an alternate payee under a DRO shall be paid in a single lump sum to the alternate payee as soon as administratively practicable following the date the Administrator determines the order is a DRO.

     11.5.     Successors  and  Assigns.  The rights,  privileges,  benefits and
               ------------------------
               obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

     11.6.     Applicable  Law.  This  Plan is  established  under  and  will be
               ---------------
               construed according to the laws of the State of Oklahoma, to the extent not preempted by the laws of the United States.

                                      * * *

     IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed this ______ day of _________________, 1999.


                                             OGE ENERGY CORP.



                                             By_____________________________